Exhibit 10.2

Form of Prosperity Bancshares, Inc.
Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between Prosperity Bancshares, Inc., a Texas corporation (the “Company”) and [EMPLOYEE NAME] (the “Grantee”).

WHEREAS, the Company has adopted the Prosperity Bancshares, Inc. 2020 Stock Incentive Plan, as the same may be amended from time to time (the “Plan”) pursuant to which awards of Restricted Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock provided for herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1.
Grant of Restricted Stock. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Award consisting of all right, title and interest in [NUMBER] shares of Common Stock of the Company, par value $1.00 per share (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
2.
Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company.
3.
Restricted Period; Vesting.
3.1
Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the Restricted Stock will vest in accordance with the following schedule:

Vesting Date	Shares of Common Stock
[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

The period over which the Restricted Stock vests is referred to as the “Restricted Period”.

3.2
Except as otherwise provided herein or in the Plan, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock has vested, the Grantee’s then-unvested Restricted Stock shall be automatically and immediately forfeited for no consideration upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement. Notwithstanding the immediately preceding sentence, in the event of the

Grantee’s death or if the Grantee’s Continuous Service is terminated by the Company or an Affiliate as a result of the Grantee’s Disability, 100% of the then-unvested Restricted Stock shall vest as of the date of such termination.
3.3
Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the Restricted Stock.
4.
Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold, hypothecated, exchanged or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell, hypothecate, exchange or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be automatically and immediately forfeited by the Grantee and all of the Grantee’s rights to such shares shall automatically and immediately terminate without any consideration therefor.
5.
Rights as Shareholder; Dividends.
5.1
The Grantee shall be the record owner of the Restricted Stock until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. The Grantee shall be entitled to dividends paid or declared on Restricted Stock for which the record date is on or after the date such Restricted Stock has been issued in the Grantee’s name and shall be entitled to receive such dividends at the same time dividends are paid to holders of Common Stock generally.
5.2
The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued may be retained by the Company until such time as the Restricted Stock vests.
5.3
If the Grantee forfeits any rights he or she has under this Agreement, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the then-unvested Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.
6.
Covenants to Protect the Company’s Business. By signing below and accepting the Restricted Stock, the Grantee acknowledges and agrees to the confidentiality and non-solicitation provisions set forth in Appendix A of this Agreement. In addition, as a condition for the granting and vesting of the Restricted Stock, Grantee agrees to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to a spouse and tax and financial advisors.
7.
No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director. Further,

nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time for any reason or for no reason.
8.
Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.
9.
Tax Liability and Withholding.
9.1
The Grantee shall be required to pay to the Company by way of a cash payment, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes.
9.2
Notwithstanding any action the Company takes with respect to any or all income tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and none of the Company, the Board or any agents of either of the foregoing (a) make any representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock (or dividends or distributions with respect thereto) or the subsequent sale of any shares; and (b) commit to structure the Restricted Stock (or dividends or distributions with respect thereto) to reduce or eliminate the Grantee’s liability for Tax-Related Items.
10.
Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
11.
Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.
12.
Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the

Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
13.
Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Texas without regard to conflict of law principles.
14.
Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.
15.
Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Grantee acknowledges receipt of a copy of the Plan and agrees that this Award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof
16.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.
17.
Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
18.
Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with or other service to the Company or its Affiliates.
19.
Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.
20.
No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit unless expressly provided for by the terms of the applicable plan or pursuant to applicable law.

21.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
22.
Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Prosperity Bancshares, Inc.
By: _________________________________
Name:
Title:

_____________________________________
[EMPLOYEE NAME]

APPENDIX A

Covenants to Protect the Company’s Business

(a)
Definitions. For purposes of this Appendix, the following terms shall have the meanings set forth below. Any capitalized term used but not defined in this Appendix shall have the meaning set forth in the Agreement or the Plan.

“Business Opportunities” means any specialized information or plans of the Company not disclosed or available to the public concerning the provision of financial services to a Person, together with all related information concerning the specifics of any contemplated financial services regardless of whether the Company has contacted or communicated with such Person.

“Business Relation” means any Person other than the Company who, at any time during the term of employment or service with the Company, was a Person (a) who is or was a customer of the Company, or (b) who had entered into any contract or other arrangement with the Company for the provision of services or the sale of products, (c) to whom the Company had furnished a written proposal for the performance of services or the sale of products, or (d) with whom the Company entered or agreed to enter into any other business relationship such as a joint venture, collaborative agreement, joint development agreement, teaming arrangement or agreement, or similar arrangement or understanding for the provision of services or sale of products.

“Company” means, when used in this Appendix, shall include Prosperity Bancshares, Inc., Prosperity Bank, and each of their direct and indirect subsidiaries and their affiliates, as applicable.

“Confidential Information” means all “non-public Personal Information,” as defined in Title V of The Gramm-Leach-Bliley Act (15 U.S.C. §§680 et seq.) and its implementing regulations (collectively, the "GLB Act'') that concerns any of the Company's "customers and/or consumers", as defined by the GLB Act, and any data or information, other than Trade Secrets, which is material to the Company and not generally known by or available to the public. Confidential Information shall include, but not be limited to, Business Opportunities of the Company, the details of this Agreement, the Company's business plans and financial statements and projections, information as to the capabilities of the Company's employees, their respective salaries and benefits and any other terms of their employment, the costs of the services the Company may offer or provide to the customers it serves, and any list of actual or active prospective customers, to the extent such information is material to the Company and not generally known by or available to the public.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, any other legal or commercial entity, or two or more of any of the foregoing having a joint or common interest.

“Trade Secret” means the identity and addresses of customers of the Company and any other information, without regard to form, including, but not limited to, any technical or nontechnical data, any formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plans, and product plans, that (a) is valuable and secret (in the sense that it is not generally known by or available to competitors of the Company) and (b) otherwise qualifies as a "trade secret" under applicable law.

(b)
Confidential Information. By signing below and accepting the Restricted Stock, Grantee acknowledges that, in the course of employment or service with the Company, Grantee will have access to and learn Confidential Information. Grantee acknowledges that all Confidential Information is and shall continue to be the exclusive property of the Company, whether or not prepared in whole or in part by Grantee and whether or not disclosed to or entrusted to Grantee in connection with employment or service with the Company.

Grantee agrees not to disclose Confidential Information, directly or indirectly, under any circumstances or by any means, to any third persons without the prior written consent of the Company. Grantee agrees not to copy, transmit, reproduce, summarize, quote, or make any commercial or other use whatsoever of Confidential Information, except as may be necessary to perform work for the Company. Grantee agrees to exercise the highest degree of care in safeguarding Confidential Information against loss, theft or other inadvertent disclosure and agrees generally to take all steps necessary or requested by the Company to ensure maintenance of the confidentiality of the Confidential Information. Grantee further agrees, in addition to the specific covenants contained herein, to comply with all of the Company's policies and procedures, as well as all applicable laws, for the protection of Confidential Information.

The Defend Trade Secrets Act (18 U.S.C. § 1833(b)) states: "An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal." Accordingly, Grantee shall have the right to disclose in confidence Trade Secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Grantee shall also have the right to disclose Trade Secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Appendix is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

(c)
Non-Solicitation. For a period of twelve (12) months following termination of employment (the “Restricted Period”), Grantee agrees not to, directly or indirectly, as owner, partner, director, officer, employee, agent, consultant, advisor, contractor or otherwise, whether for consideration or without consideration, for the benefit of any Person other than the Company, take any of the following actions:
(i)
call on, solicit, service, or attempt to do any of the foregoing with respect to, Business Relations or prospective Business Relations of the Company if, within the twelve (12)

months before the termination of Grantee’s employment with the Company, Grantee had material contact with the Business Relations or prospective Business Relations, or had obtained material information about the Business Relations or prospective Business Relations; or
(ii)
hire, retain, call on, solicit for hire or induce to leave employment, any Person who is or was an employee of the Company on the date of, or within the three (3) month period before the date of, such hire, retention, solicitation or inducement, provided that such individual is an individual whom Grantee had contact with, knowledge of, or association with in the course of Grantee’s employment with the Company, and Grantee will not assist any other person or entity in such activities.
(d)
Reasonableness; Enforcement. Grantee acknowledges and agrees that the restrictions contained in this Appendix regarding scope, length of term and types of activities restricted are reasonable and shall continue in effect through the entire Restricted Period regardless of whether Grantee is then entitled to receive any further payments or benefits from the Company. Grantee further agrees that the restrictions contained in this Appendix shall be construed as agreements independent of each other and of any provision of this or any other contract between the parties, and that should any restriction, or part thereof, be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other restriction, or part thereof. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Grantee in agreeing to the provisions of this Appendix will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

The existence of any claim or cause of action by Grantee against the Company, whether predicated upon this or any other contract, shall not constitute a defense to the enforcement by the Company of said covenants. Grantee agrees that a breach of any of the covenants of this Appendix would cause material and irreparable harm to the Company that would be difficult or impossible to measure, and that damages or other legal remedies available to the Company for any such injury would, therefore, be an inadequate remedy for any such breach. Accordingly, Grantee agrees that if any term of this Appendix is breached, the Company shall be entitled, in addition to other remedies the Company may have at law or otherwise, to obtain injunctive or other appropriate equitable relief, without bond or other security, to restrain any such breach. In the event the enforceability of any of the terms of this Appendix shall be challenged in court and Grantee is not enjoined from breaching any of the protective covenants, then if a court of competent jurisdiction finds that the challenged protective covenant is enforceable, the time periods shall be deemed tolled upon the filing of the lawsuit challenging the enforceability of this Appendix until the dispute is finally resolved and all periods of appeal have expired.